Exhibit 99.1

HANSEN MEDICAL ANNOUNCES PRELIMINARY FIRST QUARTER 2009 REVENUE

RESULTS AND TIGHTENS GUIDANCE FOR 2009

MOUNTAIN VIEW, Calif., April 16, 2009 – Hansen Medical, Inc. (Nasdaq: HNSN) announced today preliminary revenue results for the first quarter ended March 31, 2009.

For the first quarter of 2009, Hansen Medical expects to recognize revenue on the sale of 10 SenseiTM Robotic Catheter Systems at an average sales price of approximately $585,000. The company expects first quarter revenues to be in the range of $7.0 million to $7.2 million. In addition to the 10 Sensei systems, revenues for the quarter are expected to include the shipment of approximately 600 Artisan catheters at an average sales price of approximately $1,620. The expected range and components of 2009 first quarter revenue are estimates and are subject to change.

Based on its preliminary first quarter results and the current market conditions, Hansen Medical is tightening its 2009 full year guidance for system sales and currently estimates recognizing revenue on a range of 53 to 60 Sensei systems. Earlier in the first quarter, the company provided a 2009 full year guidance range of 53 to 65 systems.

Hansen Medical will provide complete financial results, including an update on its outlook for 2009, in its regularly scheduled 2009 first quarter press release and conference call. The exact timing and details of this press release and conference call will be announced in the near future.

About Hansen Medical, Inc.

Hansen Medical, Inc., based in Mountain View, Calif., develops products and technology using robotics for the accurate positioning, manipulation and control of catheters and catheter-based technologies. Its first product, the Sensei™ Robotic Catheter system, is a robotic navigation system that enables clinicians to place mapping catheters in hard-to-reach anatomical locations within the heart easily, accurately and with stability during complex cardiac arrhythmia procedures. The Sensei system is compatible with fluoroscopy, ultrasound, 3D surface map and patient electrocardiogram data and was cleared by the U.S. Food and Drug Administration (FDA) in May 2007 for manipulation and control of certain mapping catheters in Electrophysiology (EP) procedures. The safety and effectiveness of the Sensei system for use with cardiac ablation catheters in the treatment of cardiac arrhythmias, including atrial fibrillation (AF), have not been established. In the European Union, the Sensei system is cleared for use during EP procedures, such as guiding catheters in the treatment of AF. Additional information can be found at www.hansenmedical.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding, among other things, statements relating to expectations, projections, estimates, goals, plans, objectives and future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements about the company’s expected operational and financial results for prior periods and projected operational and financial results for future periods. These statements are based on the current estimates and assumptions of our management as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause actual results to differ materially from those indicated by forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, the impact of the global macroeconomic environment and credit tightening and related impacts on spending by our potential customers, the risk that changes in expected first quarter 2009 operational and financial results arise during the completion of financial statements for the period, and the risks and uncertainties inherent in our business, including potential safety and regulatory issues that could slow or suspend our sales; our ability to effectively sell, service and support our products; the rate of adoption of our systems and the rate of use of our catheters at customers that have purchased our systems; our ability to successfully scale our manufacturing capabilities; our reliance on third-party manufacturers and suppliers that could adversely affect our ability to manufacture products on a timely basis; the scope and validity of intellectual property rights applicable to our products; competition from other companies; and our ability to obtain additional financing to support our operations. These and other risks are described in greater detail under the heading “Risk Factors” contained in our periodic SEC filings, including our Annual Report on Form 10-K filed with the SEC on March 16, 2009. Given these uncertainties, you should not place undue reliance on the forward-looking statements in this press release. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

“Sensei”, is a trademark of Hansen Medical, Inc., and “Hansen Medical”, “Hansen Medical and Heart Logo”, and “Hansen Medical Heart Logo” are registered trademarks of Hansen Medical, Inc. in the United States and other countries.

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Investor Contacts:	News Media Contact:
Steven Van Dick	Amy Cook
650.404.5800	925.552.7893
steve_vandick@hansenmedical.com	amy_cook@hansenmedical.com

Lasse Glassen

Financial Relations Board

213.486.6546

lglassen@mww.com